EXHIBIT 5.1


                                STEPHEN E ROUNDS
                                 Attorney at Law

4635 EAST EIGHTEENTH AVENUE                           TELEPHONE (303) 377-6997
DENVER COLORADO 80220 USA                             FACSIMILE (303) 377-0231


                                  March 3, 1999

U.S. Energy Corp.
877 North 8th West
Riverton, Wyoming 82501

Re:      Registration Statement on Form S-4

Gentlemen:

         U.S. Energy Corp. ("Company") has filed a registration statement for the offer and sale of shares of Common Stock, and warrants to purchase Common Stock, of the Company, in exchange for shares of Common Stock of Yellow Stone Fuels Corp. ("YSFC") held by persons who invested in the Common Stock of YSFC through RAF Financial Corp. (now American Fronteer Financial Corp., hereafter referred to as "AFFC"), and in exchange for warrants to purchase common Stock of YSFC, which warrants are held by AFFC and persons associated with AFFC. The offer and sale of the Company's shares and warrants is to be conducted pursuant to the Exchange Rights Agreement between the Company, AFFC and YSFC dated September 17, 1997.

         My opinion and consent is required in connection with such registration statement.

                               Documents Reviewed

         I have examined originals, certified copies or other copies identified to my satisfaction, of the following:

         1. Restated Articles of Incorporation, and Amendment to Restated Articles of Incorporation, of the Company.

         2. Bylaws of the Company.

         3. All exhibits listed in Part II of the registration statement on Form S-4.

         4. Part I of the registration statement on Form S-4, with which this opinion is filed as an exhibit.

         5. Minutes of proceedings of the Company board of directors for the last four fiscal years, and from May 31, 1998 to the date hereof.

         6. Legal opinion of Cassels  Brock   & Blackwell,  Solicitors, Toronto,
            Ontario, Canada, addressed to YSFC dated February 19, 1999.

         7. Warrants issued by YSFC to AFFC and persons associated with AFFC.

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U.S. Energy Corp.
March 3, 1999
Page 2

         I have also consulted with officers and representatives of the Company, and received such representations and assurances concerning the exhibits described in paragraph 3 and the registration statement described in paragraph 4, as I have deemed advisable or necessary under the circumstances. Although I have not undertaken independent verification of the matters covered by this paragraph, I have no reason to believe that the representations and assurances received are materially inaccurate or false.

                                     Opinion

         Subject to compliance with applicable state securities laws, and to declaration of effectiveness of the Company's Form S-4 registration statement, and based on my review of the documents listed above, it is my opinion that the shares of common Stock to be offered and sold by the Company to the AFFC investors, and the warrants to purchase common Stock of the Company to be offered and sold by the Company to AFFC and persons associated with AFFC, in exchange for shares of YSFC Common Stock and warrants to purchase YSFC Common Stock, will be, when issued in accordance with the exchange procedures described in the registration statement, duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company, or warrants to purchase Common Stock of the Company, as the case may be. It also is my opinion that the shares of the Company's Common Stock which are issued upon exercise of and in accordance with the terms of the Company's warrants which may be issued pursuant to the registration statement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         My opinion assumes that the holders of the warrants of the Company and of any shares of the Company issued on exercise of the warrants, deliver copies of the definitive prospectus to each purchaser of the registered securities, in accordance with the Securities Act of 1933, as amended, and applicable rules of the Securities and Exchange Commission.

Yours Sincerely,

/s/ Stephen E. Rounds


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